  Exhibit 10.13

ACQUISITION AGREEMENT AND PLAN OF MERGER

THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on this 29th day of December, 2017, by and among SeD Intelligent Home Inc., a Nevada corporation (the “Public Company”), SeD Acquisition Corp., a Delaware corporation (the “Merger Sub”), SeD Home International, Inc., a Delaware corporation (“SeD Home International”), and SeD Home, Inc., a corporation incorporated under the laws of the State of Delaware (“SeD Home”).

W I T N E S S E T H:

WHEREAS, the Public Company is the sole shareholder of the Merger Sub;

WHEREAS, SeD Home International, Inc. is the sole shareholder of SeD Home;

WHEREAS, SeD Home International, Inc. is the owner of the majority of the shares of the common stock of the Public Company, and owns 74,015,730 of the 74,043,324 issued and outstanding shares of the common stock of the Public Company;

WHEREAS, the board of directors of each of the Public Company and the Merger Sub have each determined that a merger of the Merger Sub with and into SeD Home (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of the Merger Sub, the Public Company, and the shareholders thereof, and accordingly, their respective boards of directors have each approved the Merger;

WHEREAS, the board of directors of each of SeD Home and its sole shareholder SeD Home International have determined that the Merger, upon the terms and subject to the conditions set forth in this Agreement, is in the best interests of the shareholders of SeD Home and SeD Home International, and accordingly each board of directors has approved the Merger;

WHEREAS, each of the Public Company, Merger Sub, SeD Home International and SeD Home acknowledge that the Public Company is a “shell” company, as that term is deﬁned in Rule 12b-2 under the Exchange Act of 1934, as amended (17 CFR 240.12b-2), and accordingly has nominal activities and assets;

WHEREAS, SeD Home International has determined that it is advisable to transfer the ownership of all of the issued and outstanding shares of SeD Home to the Public Company, with the understanding that the Public Company’s ownership of SeD Home will be beneficial to SeD Home International;

WHEREAS, each of the Public Company, Merger Sub, SeD Home International and SeD Home acknowledge that SeD Home International has agreed to the transfer of all of the issued and outstanding shares of SeD Home only as a result of its present ownership of 74,015,730 shares of the Public Company’s common stock;

WHEREAS, the Public Company has agreed to issue 630,000,000 shares of the Public Company’s common stock to SeD Home International;

WHEREAS, each of the Public Company, Merger Sub, SeD Home International and SeD Home desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be a tax free exchange;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I.
DEFINITIONS

When used in this Agreement, the following terms shall have the following meanings:

1.01 Certificate of Merger. “Certificate of Merger” shall mean a Certificate of Merger in substantially the form attached to this Agreement as Exhibit A and to be filed with the Secretary of State of the State of Delaware.

1.02 Closing. “Closing” and “Closing Date” shall mean the closing of the transactions contemplated by this Agreement.

1.03 Effective Time. “Effective Time” shall mean the date of which the Certificate of Merger is properly filed with the Secretary of State of the State of Delaware, as required under the applicable provisions of the law of such jurisdiction, or at such other time as is permissible in accordance with the DGCL.

1.04 SeD Home Shares. “SeD Home Share(s)” shall mean the shares of common stock, par value $0.0001 per share, of SeD Home, Inc.

1.05 Material Adverse Change; Material Adverse Effect. “Material Adverse Change” or “Material Adverse Effect” means, when used in connection with SeD Home, the Public Company or Merger Sub, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party taken as a whole.

1.06 Person. “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

1.07 Subsidiary. A “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests) is owned directly or indirectly by such first person.

1.08 Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in Section 2.01.

ARTICLE II.
THE MERGER

2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time of the Merger, the Merger Sub shall merge with SeD Home, and SeD Home shall continue as a subsidiary of the Public Company and shall continue its corporate existence under the laws of the State of Delaware (the “Surviving Corporation”).

2.02 Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Secretary of State of Delaware in accordance with provisions of the DGCL, or at such other time as is permissible in accordance with the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

2.03 Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814, unless another place is agreed to in writing by the parties hereto.

2.04 Manner and Basis of Converting Shares. At the Effective Time, the 500,000,000 SeD Home Shares that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 630,000,000 shares of the common stock of the Public Company to be held by SeD Home International. As of the Effective Time, all of the common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be exchanged for 500,000,000 shares of SeD Home, all of which shares of SeD Home shall be held by the Public Company as the sole shareholder of the Surviving Corporation following the Effective Time. Accordingly, SeD Home International shall have received an aggregate total of 630,000,000 shares of the common stock of the Public Company and the Public Company shall own all of the issued and outstanding shares of SeD Home. All shares to be issued hereby shall be issued as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of SeD Home International. The 630,000,000 shares of the Public Company’s common stock to be issued to SeD Home International pursuant to this Agreement shall upon issuance be duly authorized, validly issued, fully paid and non-assessable. The 500,000,000 shares of the Surviving Corporation to be issued to the Public Company shall be duly authorized, validly issued, fully paid and non-assessable. The certificates representing the shares of common stock to be issued pursuant to this Agreement shall bear an appropriate legend indicating that such shares have not been registered pursuant to the Securities Act of 1933, as amended.

2.05 Effective Date of Merger. As soon as practicable, the parties shall file the Certificate of Merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required thereunder. The Merger shall become effective at such date as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such other time as is permissible in accordance with the DGCL (the time the Merger becomes effective being the “Effective Time of the Merger”). The Public Company shall use reasonable efforts to have the Closing Date and the Effective Time of the Merger to be the same day.

2.06 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

2.07 Articles of Incorporation; Bylaws; Purposes.

(a)           The Articles of Incorporation of SeD Home in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. SeD Home shall be a wholly-owned subsidiary of the Public Company. The Public Company’s Articles of Incorporation shall not be amended or changed hereby.

(b)          The Bylaws of SeD Home in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Public Company’s Bylaws shall not be amended or changed hereby.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.01 Representations and Warranties of SeD Home. SeD Home represents and warrants to the Public Company as follows:

(a)         Organization, Standing and Corporate Power. SeD Home is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)         Capital Structure. The issued and outstanding shares of SeD Home consists of 500,000,000 shares that are held by one (1) shareholder. SeD Home has no other securities of any nature issued or outstanding. All outstanding SeD Home Shares are duly authorized, validly issued, fully paid and non-assessable.

(c)           Authority; Non-contravention. SeD Home has the requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by SeD Home and the consummation by SeD Home of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SeD Home. This Agreement has been duly executed and delivered by SeD Home and constitutes a valid and binding obligation of SeD Home, enforceable against SeD Home in accordance with its terms.

3.02 Representations and Warranties of the Public Company and Merger Sub. The Public Company and the Merger Sub each represent and warrant to each of SeD Home and SeD Home International as follows:

 (a)          Organization, Standing and Corporate Power. The Public Company and Merger Sub are duly incorporated, validly existing and in good standing under the laws of the State of Nevada and Delaware, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. The Public Company and Merger Sub are duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

(b)           Subsidiaries. The Public Company has no Subsidiaries other than the Merger Sub. Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Merger Sub was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Public Company has delivered or made available to SeD Home complete and accurate copies of the charter, bylaws or other organizational documents of the Merger Sub. The Merger Sub has no assets, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All shares of the Merger Sub are owned by the Public Company free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Public Company or the Merger Sub is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Merger Sub (except as contemplated by this Agreement).

(c)           Capital Structure. The authorized capital stock of the Public Company consists of 1,000,000,000 shares of common stock, $.001 par value, of which 74,043,324 shares are issued and outstanding as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Public Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Public Company may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Public Company is a party or by which it is bound obligating the Public Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Public Company or other equity or voting securities of the Public Company or obligating the Public Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Public Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Public Company or any other securities of the Public Company. Those 74,015,730 shares of the Public Company’s common stock presently owned by SeD Home International were validly issued by the Public Company.

(d)           Authority; Non-contravention. The Public Company and the Merger Sub have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Public Company and Merger Sub and the consummation by the Public Company and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Public Company and Merger Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Public Company and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the assets of the Public Company or Merger Sub under, (i) the Articles of Incorporation or bylaws of the Public Company or Merger Sub or the comparable charter or organizational documents of any other Subsidiary of the Public Company or Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Public Company, Merger Sub or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Public Company, Merger Sub or their respective assets other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Public Company or Merger Sub or could not prevent, hinder or materially delay the ability of the Public Company or Merger Sub to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Public Company or Merger Sub in connection with the execution and delivery of this Agreement by the Public Company or Merger Sub or the consummation by the Public Company or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, as required.

(e)           SEC Documents; Undisclosed Liabilities. The Public Company has filed all reports, schedules, forms, statements and other documents as required by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company has delivered or made available to SeD Home all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Public Company SEC Documents”). The Public Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Public Company SEC documents, and none of the Public Company SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Public Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Public Company included in such Public Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Public Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by the Public Company’s independent accountants). Except as set forth in the Public Company SEC Documents, at the date of the most recent audited financial statements of the Public Company included in the Public Company SEC Documents, neither the Public Company nor any of its subsidiaries had, and since such date neither the Public Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Public Company.

(f)          Absence of Certain Changes or Events. Except as disclosed in the Public Company SEC Documents, since the date of the most recent financial statements included in the Public Company SEC Documents, there is not and has not been: (i) any Material Adverse Change with respect to the Public Company or Merger Sub; or (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Public Company or Merger Sub.

(g)          Litigation; Compliance with Laws.

(i)           There is no suit, action or proceeding or investigation pending or threatened against or affecting the Public Company or Merger Sub or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Public Company or Merger Sub or prevent, hinder or materially delay the ability of the Public Company or Merger Sub to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Public Company or Merger Sub having, or which, insofar as reasonably could be foreseen by the Public Company or Merger Sub, in the future could have, any such effect.

(ii)          The conduct of the business of the Public Company has complied with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(h)           Material Contract Defaults. The Public Company and Merger Sub are not, or have not, received any notice or have any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which the Public Company or Merger Sub is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Public Company or Merger Sub to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Public Company or Merger Sub in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Public Company or Merger Sub or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(i)           Financial Statements. The audited financial statements and unaudited interim financial statements of the Public Company included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Public Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Public Company.

(j)           Undisclosed Liabilities. Neither of the Public Company nor the Merger Sub has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Form 10-Q filed with the SEC, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Form 10-Q filed with the SEC in the ordinary course of business which do not exceed $25,000.00 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

ARTICLE IV.
INDEMNIFICATION AND RELATED MATTERS

4.01 Survival of Representations and Warranties. The representations and warranties of the parties made in Article III of this Agreement shall not survive beyond the ten (10) year anniversary of the Effective Time.

4.02 Indemnification by the Public Company. The Public Company shall indemnify SeD Home International in respect of, and hold it harmless against, loss, liability, deficiency, damages, expense or cost (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation, arbitration or otherwise) (“Damages”) incurred or suffered by SeD Home International resulting from:

(a)           any misrepresentation, inaccurate representation, including but not limited to any inaccurate representation regarding the validity of shares previously issued or to be issued to SeD Home International or any predecessor in interest thereof, breach of warranty or failure to perform any covenant or agreement of Public Company or Merger Sub contained in this Agreement;

(b)           any claim by a stockholder or former stockholder of the Public Company or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of the common stock of the Public Company; (ii) any rights under the certificate of incorporation or bylaws of the Public Company or Merger Sub; (iii) any claim that his, her or its shares of common stock lost value as a result of the transactions contemplated hereby; or (iv) any claim that any shares of the Public Company’s common stock are not validly owned by SeD Home International, including but not limited to those 74,015,730 shares of the Public Company’s common stock owned by SeD Home International prior to the Closing Date or the 630,000,000 shares of the Public Company’s common stock to be issued hereby or any challenge to any issuance of shares of the Public Company’s common stock to any predecessor to SeD Home International.

ARTICLE V.
GENERAL PROVISIONS

5.01 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) if to the Public Company or Merger Sub:

SeD Intelligent Home Inc.
4800 Montgomery Lane, Suite 210
Bethesda, MD 20814

(b) if to SeD Home and SeD Home International, Inc.:

SeD Home, Inc.
4800 Montgomery Lane, Suite 210
Bethesda, MD 20814

5.02 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

5.03 Entire Agreement. This Agreement constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

5.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the state of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties hereto agree to submit to the in person am jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

5.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that SeD Home International may assign its rights hereunder without the consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.06 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5.07 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

 SED INTELLIGENT HOME INC., as Public Company

By: /s/ Rongguo Wei
       Name: Rongguo Wei
       Title:   Chief Financial Officer

SED ACQUISITION CORP., as Merger Sub

By: /s/ Rongguo Wei
       Name: Rongguo Wei
       Title:   Chief Financial Officer

SED HOME INTERNATIONAL, INC.

By: /s/ Fai H. Chan
       Name: Fai H. Chan
       Title:   Chairman

SED HOME, INC.

By: /s/ Fai H. Chan
       Name: Fai H. Chan
       Title:   Chairman and Co-Chief Executive Officer

EXHIBIT A

FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

OF

SED ACQUISITION CORP.

INTO

SED HOME, INC.

Pursuant to Section 251 of the Delaware General Corporation Law

The undersigned, being the surviving corporation, hereby sets forth as follows:

FIRST: The name of the surviving corporation is SeD Home, Inc.; its state of incorporation is Delaware.

SECOND: The name of the non-surviving corporation is SeD Acquisition Corp.; its state of incorporation is Delaware.

THIRD: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 251 of the State of Delaware General Corporation Law.

FOURTH: The Certificate of Incorporation of SeD Home, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at a place of business of the surviving corporation; the address of said place of business is c/o SeD Home, Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, this certificate is hereby executed this 29th day of December, 2017.

SeD Home, Inc. /s/ Rongguo Wei Name: Rongguo Wei Title: Co-Chief Financial Officer